                           Memorandum of Understanding

     This Memorandum sets forth an outline of the terms of an Employment
Contract pursuant to which International Flavors & Fragrances, Inc. ("IFF") will employ Richard Goldstein ("Executive") as its Chairman and CEO.

I.     Term:                     Five years from date first employed.

II.    Annual Compensation

          Salary:                Not less than $900,000.

          Bonus:                 Based on performance. First year guarantee
                                 $590,000 (which represents 60% of salary),
                                 under plan to be adopted by IFF shareholders at
                                 annual meeting. No proration.

          Long Term Incentive:   Based on performance. First year guarantee
                                 $720,000 (which represents 80% of salary),
                                 under plan to be adopted by IFF shareholders at
                                 annual meeting. No proration.

          Annual Stock Option    First year 100,000 shares. Thereafter annual
             Grant:              stock option grant of shares with Black-Scholes
                                 value of $590,000. First year grant will be
                                 made after IFF shareholders have approved new
                                 stock option plan at annual meeting.

          Expenses:              $120,000 per year to cover incidental business
                                 related expenses.

          Benefits:              Participate in IFF programs for its executives.
                                 IFF will provide Executive supplemental
                                 individual life insurance, group life
                                 insurance, long term disability, accidental
                                 death, etc. in order that total benefits
                                 provided to Executive by IFF will be equivalent
                                 to benefits provided to Executive by Unilever
                                 (Executive's current employer).

III.      Sign on Stock Option   500,000 shares. This grant will be made upon
             Grant:              date of employment to the extent shares are
                                 available under existing stock option plan.
                                 Balance of grant will be made after IFF
                                 shareholders have approved new plan at annual
                                 meeting.

IV.    Forfeiture Makeups:       When Executive leaves Unilever, Executive will
                                 be required to give up certain grants. To keep
                                 Executive whole, IFF will provide the
                                 following:

                                 (a) Payment of $2,118,750, payable when
                                 Unilever would have made identical payments
                                 under Unilever's long term incentive plan.

                                 (b) Payment of $871,000 to compensate Executive
                                 for loss of ability to exercise "in the money"
                                 vested options which Unilever has the right to
                                 cancel. If Unilever permits exercise of these
                                 options, the amount would not be due from IFF.
                                 It is understood that, if this amount is due to
                                 Executive from IFF, Executive will have the
                                 right to take amount in IFF stock and/or cash.

                                 (c) Grant of stock option for 100,000 shares
                                 under new plan approved by IFF shareholders at
                                 annual meeting. This is to compensate executive
                                 for loss of his remaining Unilever stock
                                 options which are under water and unvested.

V.     Pension Make-up:          In no event will Executive receive less pension
                                 on his retirement from IFF after five (5) years
                                 than he would have received had he stayed at
                                 Unilever for another five (5) years. If
                                 retirement from IFF occurs prior to five (5)
                                 years, the five (5) year pension credit will be
                                 calculated based on Executive's earnings at IFF
                                 and, before IFF, at Unilever during the five
                                 (5) years immediately preceding such
                                 retirement.

VI.    Severance:                If Executive's employment is terminated prior
                                 to five (5) years by the Company "without
                                 cause" or by the Executive for "good reason":

                                 (a)  Executive will receive salary, bonus and
                                      benefits for the remaining term of his
                                      employment contract, but not for less than
                                      two years. For example:

                                   Year of             Period of
                                 Termination            Receipt
                                 -----------   --------------------------
                                   Year l               5 years
                                   Year 2               4 years
                                   Year 3               3 years
                                   Year 4      2 years} Payable under IFF

                                   Year 5      2 years} normal severance policy

                                 (b)  Sign on stock option grant will
                                      become/remain fully exercisable for its
                                      full term.

                                 (c)  Pension benefit payable to Executive under
                                      Section V above will remain fully in
                                      force.

                                 If Executive's employment is terminated (i)
                                 after five (5) years or (ii) prior to five (5)
                                 years other than by the Company "without cause"
                                 or by the Executive for "good reason", any
                                 payments to Executive will be determined under
                                 then normal IFF policy.

INTERNATIONAL FLAVORS &
   FRAGRANCES, INC.

/s/ Richard Furlaud                     /s/ Richard Goldstein
------------------------                ----------------------------------------
                                        Richard Goldstein